Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2004, except for Note 2 as to which the date is June 11, 2004, relating to the consolidated financial statements, which appears in Plains Exploration & Production’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 20, 2004